UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CME GROUP INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 17, 2018

To our Class B Shareholders and our Members:

As described in the proxy statement, dated September 11, 2018, we are seeking approval to amend our Certificate of Incorporation to eliminate all or some of the rights to directly elect the Class B Directors. The approval of the Proposal will not have any other impact on your Class B share(s) or on your trading rights.

All shareholders of record as of September 6, 2018 are eligible to vote on the proposal and attend a special meeting of the shareholders of CME Group Inc. on Monday, November 5, 2018 at CME Group’s headquarters, 20 South Wacker Drive, Chicago, Illinois.

OUR BOARD RECOMMENDS YOU VOTE “FOR” THE AMENDMENT TO

OUR CERTIFICATE OF INCORPORATION.

A vote FOR provides the following:

•	NO CHANGE to your trading rights

•	ENHANCED corporate governance process (one independent nominating committee)

•	MONETARY CONSIDERATION PAID if approved

•

COMMITMENT TO RETAIN MARKET PARTICIPANTS ON CME GROUP BOARD; replaces the cumbersome annual contested elections with an independent Nominating Committee committed to considering as nominees for the next two elections up to 4 individuals owning at least one share of Class B common stock and not currently serving as an Equity Director

•	ALL BOARD MEMBERS evaluated based on performance in the Boardroom

•	IMPROVED process for nominating members to the Board

•	INCREASED ABILITY to ensure appropriate size and composition of the Board

•	REDUCED Board expenses

Questions about the proposal may be directed to Meg Wright (meg.wright@cmegroup.com or 312.930.3305) or Beth Hausoul (elizabeth.hausoul@cmegroup.com or 312.930.3484).

If you have any questions or need assistance with voting, please contact our proxy solicitor, D.F. King, toll-free at (800) 591-6313.

Sincerely,

Terrence A. Duffy
Chairman and Chief Executive Officer

* * *

CME Group Inc. has filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) regarding a Special Meeting of Shareholders on November 5, 2018. In addition, CME Group Inc. will be filing a definitive proxy statement and other relevant documents concerning the Special Meeting with the SEC. Shareholders are urged to read the preliminary proxy statement, the definitive proxy statement and any other relevant documents filed with the SEC because they contain, or will contain, important information about CME Group Inc. and the Special Meeting. The preliminary proxy statement and the definitive proxy statement and other relevant materials (when they become available), and any other documents filed by CME Group Inc. with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting CME Group, Shareholder Relations, 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the preliminary proxy statement and the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Special Meeting.

CME Group Inc., its directors, executive officers and certain other members of management and employees may be soliciting proxies from shareholders in favor of the proposal contained in the definitive proxy statement. Information concerning the participants in the solicitation is set forth in the preliminary proxy statement filed by CME Group Inc. with the SEC on August 23, 2018.